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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 13, 2004, except for Note 10 to the consolidated financial statements, as to which the date is February 25, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 9, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS